                                                                   EXHIBIT 10(D)

                   1996 ELECTRONIC DATA SYSTEMS CORPORATION
                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                               TABLE OF CONTENTS

                                                                                  PAGE
                     ARTICLE I. ESTABLISHMENT AND PURPOSE

1.1 Establishment................................................................... 1
1.2 Purpose......................................................................... 1

                   ARTICLE II. DEFINITIONS AND CONSTRUCTION

2.1 Definitions..................................................................... 2
2.2 Qualified Plan References.......................................................11
2.3 Gender or Number................................................................11
2.4 Severability....................................................................11
2.5 Applicable Law..................................................................11
2.6 Contractual Obligations.........................................................11

                          ARTICLE III. PARTICIPATION

3.1 Participation...................................................................12
3.2 Ineligible Employees............................................................13

                 ARTICLE IV. TARGETED AGGREGATE PENSION LEVEL

4.1 Form of Benefit.................................................................13

4.2 Targeted Aggregate Pension Level for Executives.................................14

4.3 Targeted Aggregate Pension Level for Executives Reduced At Early Retirement
    ("Targeted Pension Reduced At Early Retirement")................................16

4.4 Targeted Aggregate Pension Level for Executives At Late Retirement..............16

4.5 EDS SERP Benefits At Normal Retirement..........................................16

4.6 EDS SERP Benefit At Early Retirement............................................17

4.7 EDS SERP Benefit At Late Retirement.............................................17

4.8 Pre-Retirement Survivor SERP Benefit............................................17

4.9 Payment.........................................................................18

4.10 Reduction Suspension or Elimination of Benefits................................18

4.11 Contingent Rights..............................................................19

                                       i


                              TABLE OF CONTENTS

                                                                                  PAGE
                                                                                  ----
                           ARTICLE V. ADMINISTRATION

5.1 Administration..................................................................19
5.2 Administration Committee........................................................19
5.3 Finality of Determination.......................................................19
5.4 Expenses........................................................................19

                ARTICLE VI. MERGER, AMENDMENT, AND TERMINATION

6.1 Merger, Consolidation, or Acquisition...........................................19
6.2 Amendment and Termination.......................................................20

                     ARTICLE VII. MISCELLANEOUS PROVISIONS

7.1 Funding.........................................................................20
7.2 Tax Withholding.................................................................20
7.3 Other Plans.....................................................................20
7.4 Anti-assignment and Nontransferability..........................................20


                   1996 ELECTRONIC DATA SYSTEMS CORPORATION
                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


     WHEREAS, Electronic Data Systems Corporation, a Texas corporation ("Predecessor Company"), established the Electronic Data Systems Corporation Supplemental Executive Retirement Plan effective as of January 1, 1992;

     WHEREAS, In connection with the split-off of the Predecessor Company from General Motors Corporation and the merger of the Predecessor Company with and into Electronic Data Systems Holding Corporation, a Delaware corporation renamed Electronic Data Systems Corporation at the time of such merger ("EDS"), EDS has determined it necessary to adopt and establish the Plan maintained by the Predecessor Company without any lapse in coverage, suspension of benefits, or interruption in participation and to make certain amendments to the Plan required in connection with such split-off; and

     NOW, THEREFORE, EDS hereby adopts and establishes this 1996 EDS Supplemental Executive Retirement Plan as a continuation of the Electronic Data Systems Corporation Supplemental Executive Retirement Plan effective as of the effective time of the merger of the Predecessor Company with and into EDS.


                     ARTICLE I.  ESTABLISHMENT AND PURPOSE

     1.1 Establishment. EDS hereby establishes the 1996 Electronic Data Systems Corporation Supplemental Executive Retirement Plan (the "EDS SERP") as a continuation of the Electronic Data Systems Corporation Supplemental Executive Retirement Plan. The EDS SERP is intended to provide contingent Supplemental Executive Retirement Plan Benefits ("SERP Benefits") in accordance with the provisions herein for certain Bonus Eligible executive level employees of the Company whose benefits under the EDS Retirement Plan (the "Qualified Plan") are limited pursuant to the applicable provisions of the Code and the Treasury Regulations thereunder (the "Limitations").

     1.2 Purpose. This non-qualified EDS Supplemental Executive Retirement Plan will be subject to amendment or termination at any time. The EDS SERP is established as a unfunded non-tax-qualified mechanism which, by reason of the rights reserved herein to issue, revoke, suspend or eliminate SERP Benefits, may be used to enhance the Company's ability to retain the services of certain Employees and, subject to the discretion of the Chairman and the EDS Compensation and Benefits Committee, may be used to discourage any actions by Employees considered to be inimical or detrimental to the Company. The EDS SERP is intended to be an unfunded plan for a select group of management or highly compensated employees as defined in Section 201(2) of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended.

     The EDS SERP has been designed to provide a supplemental executive retirement plan benefit ("SERP Benefit") for Employees who, on or after January 1, 1992, attain Early Retirement, Normal Retirement or Late Retirement pursuant to the terms and conditions herein. The Targeted Pension is a single life pension annuity calculated upon a different formula from the Qualified Plan formulas and upon the fictions that every Employee has never married, and that every Employee has elected to receive both the SERP Benefit and the Qualified Plan benefits in the form of a single life annuity. Because of the formula differences between the computational methodology used for calculating the Targeted Pension and the computational methodology used for calculating the Qualified Plan benefit and the fictions applied thereto, the SERP Benefit will not completely or necessarily offset the effect of the Limitations on the Qualified Plan benefit. In addition, to the extent an Employee elects a Qualified Plan benefit in a form other than the form in which he or she elects to receive his or her SERP Benefit, additional differences will occur between the amount of the SERP Benefit and the amount produced by the difference between the Targeted Pension Benefit and the benefit actually received from the Qualified Plan. Accordingly, notwithstanding anything to the contrary herein, the SERP Benefit will not, and is therefore not intended to, completely supplement the amount of Qualified Plan benefits which would otherwise be payable to an Employee but for the Limitations. Rather the SERP Benefit shall be the difference between the Targeted Pension and the Qualified Plan Benefit where both the Targeted Pension and the Qualified Plan Benefit are computed in the form of Joint and Fifty Percent (50%) Survivor Annuity benefits that are actuarially equivalent thereto as provided in Article IV hereof.

     Unless specifically indicated otherwise, any references to pension benefits based on the pension benefit computation formulas of the Qualified Plan shall refer to those Qualified Plan formulas which define the Qualified Plan benefits which could be payable commencing at the time of the Employee's Early Retirement, Normal Retirement or Late Retirement, as the case may be, under the EDS SERP, and from time to time thereafter.


                   ARTICLE II.  DEFINITIONS AND CONSTRUCTION

     2.1 Definitions. Whenever the following terms are used in this EDS Supplemental Executive Retirement Plan, they shall have the meanings set forth below unless the context otherwise requires, and when the defined meaning is intended herein, the first letter of each word comprising the term will be capitalized.

          (a) Actuarially Equivalent means a benefit of equivalent value to the Targeted Pension, Targeted Pension Reduced At Early Retirement and Targeted Pension At Late Retirement, determined on the basis of the following interest and mortality assumptions. The mortality and interest rate assumptions which shall be used in the calculation of Actuarially Equivalent benefits under the EDS SERP shall be (i) a unisex mortality table derived from the 1971 Group Annuity Mortality Table assuming a group that is eighty percent (80%) male and twenty percent (20%) female; and,
     (ii) the applicable interest rate used by the Pension Benefit Guaranty Corporation ("PBGC") as of the first day of the Plan

     Year preceding the determination date, taking into account the ages of both the Employee and his or her Eligible Spouse on the Employee's Retirement Date.

          (b) Administration Committee means the committee appointed by the Plan Administrator and empowered with those powers and authorized to perform those duties set forth herein.

          (c) Chairman shall mean the Chairman of the Board of Directors of EDS.

          (d) Code means the U.S. Internal Revenue Code of 1986, as amended.

          (e) Company means Electronic Data Systems Corporation and such other employers as provided for in the Retirement Plan or as otherwise authorized or excluded by the EDS Compensation and Benefits Committee.

          (f) Covered Compensation means the average of the Social Security Taxable Wage Bases for the thirty-five (35) calendar years ending with the calendar year in which the Employee attains Social Security Retirement Age. In determining an Employee's Covered Compensation for any Plan Year, it is assumed that the Social Security Taxable Wage Base in effect at the beginning of the Plan Year will remain the same for all future years.

              (i) An Employee's Covered Compensation for a Plan Year beginning before the thirty-five (35) year period described in this subsection is the Social Security Taxable Wage Base in effect as of the beginning of the Plan Year. An Employee's Covered Compensation for a Plan Year ending after the thirty-five (35) year period described in this subsection is the Covered Compensation for the Plan Year in which the Employee attained Social Security Retirement Age.

              (ii) An Employee's Covered Compensation shall be automatically adjusted each Plan Year. The Plan Administrator may rely upon Table II of Attachment I of IRS Notice 89-70 and subsequent applicable IRS publications in determining the Covered Compensation of an Employee.

              (iii) For purposes of determining the Targeted Pension, the Targeted Pension Reduced At Early Retirement and the Targeted Pension At Late Retirement as determined in accordance with Article IV of this EDS SERP, Covered Compensation is frozen at the date of the Employee's actual retirement.

          (g) Earliest Potential Retirement Age means, for any Employee, such Employee's age when he or she has at least attained age fifty-five and completed at least five (5) Years of Credited Benefit Service and when the sum of such Employee's age plus his or her Years of Credited Service is equal to or greater than seventy (70) years.

          (h) Early Retirement shall mean retirement by an Employee who satisfies the SERP Benefits eligibility requirements of Article III and retires on the Early Retirement Date as consented to in writing by the Chairman.

          (i) Early Retirement Date shall be a date which is the first day of a month, on or after the Employee has attained his or her Earliest Potential Retirement Age, but before the Employee has reached his or her Normal Retirement Age. If an Employee, who has received the Company's consent to his or her request to retire prior to Normal Retirement, were then to decide to rescind his or her election to retire early on such Early Retirement Date, then any Company consent to the Employee's Early Retirement under the EDS SERP as may have given by the Chairman, shall immediately, automatically, and without notice, be deemed to have been withdrawn and cancelled. In the event that an Employee shall have so rescinded his or her Early Retirement in accordance herewith, and later decides that he or she wishes to retire early under the provisions of the EDS SERP, he or she must re-apply for the Chairman's written consent to his or her Early Retirement on a re-selected Early Retirement Date.

          Before a date may be treated as an Early Retirement Date for purposes of the EDS SERP, such date shall have been agreed to by the Employee and consented to in writing, by the Chairman on behalf of the Company, as the Employee's Early Retirement Date, provided, however, that the Chairman may not approve his own Early Retirement Date. Accordingly, if the Chairman wishes to retire early, then only the EDS Compensation and Benefits Committee shall have authority to give its written consent to the Chairman's Early Retirement Date on behalf of the Company.

          Nothing contained in the EDS SERP is to be construed as in any way obligating the Chairman or the EDS Compensation and Benefits Committee or the Company to giving consent to an Employee's request to retire early with an entitlement to a SERP Benefit from the EDS Supplemental Executive Retirement Plan. The Company reserves to the Chairman and to the EDS Compensation and Benefits Committee the right to deny any Employee requests to approve an Early Retirement Date for any Employee including, but not limited to, those whose continued services could be relevant to the continued success of the Company.

          (j) EDS Compensation and Benefits Committee means the
     Compensation and Benefits Committee which is a committee of the Board of Directors of EDS and duly appointed to serve in that capacity.

          (k) Effective Date shall be January 1, 1992.

          (l) Eligible Spouse. There are only two situations in which a spouse may be eligible to receive benefits under the EDS SERP. Accordingly, the term, Eligible Spouse, shall only have application in those two circumstances.

              Case I - Eligible Spouse of a SERP Retiree. The first case involves Participants who have retired under the EDS SERP and who are receiving either a Joint and Fifty Percent (50%) Survivor Annuity SERP Benefit Reduced At Early Retirement, a Joint and Fifty Percent (50%) Survivor Annuity SERP Benefit At Normal Retirement, or a Joint and Fifty Percent (50%) Survivor Annuity SERP Benefit At Late Retirement. In this case the term, Eligible Spouse, means the spouse to whom the Participant had been married (as documented by a valid marriage license) for a period of at least the twelve (12) consecutive months ending on the date of the Participant's retirement under the EDS SERP.

              Case II - Eligible Spouse of an Employee Who Dies in Service. The second case involves an Employee who has met the conditions of (i) or
          (ii), and the conditions of (iii) and (iv):

                    (i) shall have attained his or her Earliest Potential Retirement Age before his or her death, or

                    (ii) has received the consents required herein to continue employment beyond his or her Normal Retirement Date until a Late Retirement Date, and

                    (iii) shall have died before having retired under the EDS SERP, and

                    (iv) at the time of his or her death, shall have satisfied all of the conditions as a Participant eligible for receipt of SERP Benefits hereunder, provided however, that if the Employee shall have died needing the Chairman's consent to his or her Early or Late Retirement under the SERP in order to satisfy all of the conditions precedent to commencement of his or her receipt of SERP benefits beginning on the first of the month on or next following his or her death such Company consent shall be deemed to have been given by the Chairman, but all other conditions precedent to the Employee's receipt of SERP Benefits must have been satisfied.

              In Case II involving the death of an Employee in the above circumstances, the term, Eligible Spouse, means the spouse to whom the Employee had been married (as documented by a valid marriage license) for a period of at least the twelve (12) consecutive months ending on the date of the Employee's death.

          A spouse will not be deemed to be an Eligible Spouse in any case where an Employee died in service before having reached his or her Earliest Potential Retirement Age or after an Employee had given up the right to receive a SERP Benefit by continuing employment beyond (A) his or her Normal Retirement Date without having received the written consent of the Chairman to a SERP Benefit at Late Retirement; or, (B) his or her

     Late Retirement Date without having received the written consent of the Chairman to a SERP Benefit at a Late Retirement Date determined in accordance with Section 2.1(w).

          (m) Employee means any executive level employee who is a participant in the EDS Executive Bonus Plan ("Bonus Eligible"), as designated by the EDS Compensation and Benefits Committee, at the time of his or her retirement under the EDS SERP; and, who, within the ten Plan Years immediately prior to such retirement, also had been the recipient of at least one EDS Executive Bonus Plan bonus award that was approved either, as an individual amount, or as a part of an aggregate amount, by the EDS Compensation and Benefits Committee in respect to one of such Plan Years.

          (n) Final Average FICA Compensation means the average of the Employee's annual earnings, as reported for purposes of FICA, from the Company for the three (3) consecutive complete calendar year period coincident with or immediately preceding the year the Employee retires hereunder.

              If an Employee's entire period of employment with the Company is less than three (3) consecutive calendar years, the Employee's Final Average FICA Compensation shall be determined by dividing the total earnings, as reported for purposes of FICA, received by the Employee from the Company by the Employee's entire period of employment (including fractional years).

              In determining an Employee's Final Average FICA Compensation within this subsection, annual earnings in any year in excess of the Social Security Taxable Wage Base in effect at the beginning of such year shall not be taken into account.

              The foregoing notwithstanding, no Employee shall be eligible to be a Participant in the EDS SERP unless his or her Years of Credited Service with the Company is greater than or equal to five (5) years.

          (o) Final Average Pay means the average of the Employee's Pensionable Pay during the highest consecutive five (5) Plan Years out of the ten (10) Plan Years immediately preceding the Employee's retirement under the EDS SERP.

          (p) Integration Level means the lesser of an Employee's Final Average FICA Compensation or Covered Compensation determined as of the date the Employee retires hereunder but in no case greater than the Social Security Taxable Wage Base in effect on the first day of the Plan Year within which the Employee retires hereunder.

          (q) Joint and Fifty Percent (50%) Survivor Annuity shall mean a monthly benefit for the life of the Participant and at the Participant's death, if the Participant's death precedes the death of the Participant's Eligible Spouse, a monthly benefit of fifty percent (50%) of the monthly amount being paid during Participant's life to the Participant's Eligible Spouse until such Eligible Spouse's death.

          (r) Joint and Fifty Percent (50%) Survivor Annuity SERP Benefit At Late Retirement is defined to be equal to the difference between (i) the Joint and Fifty Percent (50%) Survivor Annuity that is Actuarially Equivalent to the Targeted Pension At Late Retirement and (ii) the Qualified Plan Benefit which could be payable at Late Retirement in the actuarially equivalent benefit form of a Joint and Fifty Percent (50%) Survivor Annuity benefit that could be paid to the Participant and his or her spouse under the provisions of the Qualified Plan, and which may from time to time change as a result of the operation of the Limitations in the Qualified Plan.

          (s) Joint and Fifty Percent (50%) Survivor Annuity SERP Benefit At Normal Retirement is defined to be equal to the difference between (i) the joint and fifty percent (50%) survivor annuity that is Actuarially Equivalent to the Targeted Pension and (ii) the Qualified Plan Benefit which could be payable at Normal Retirement in the actuarially equivalent benefit form of a Joint and Fifty Percent (50%) Survivor Annuity benefit that could be paid to the Participant and his or her spouse under the provisions of the Qualified Plan, and which may from time to time change as a result of the operation of the Limitations in the Qualified Plan.

          (t) Joint and Fifty Percent (50%) Survivor Annuity SERP Benefit Reduced At Early Retirement is defined to be equal to the difference between (i) the Joint and Fifty Percent (50%) Survivor Annuity that is Actuarially Equivalent to the Targeted Pension Reduced At Early Retirement and (ii) the Qualified Plan Benefit which could be payable at Early Retirement in the actuarially equivalent benefit form of a Joint and Fifty Percent (50%) Survivor Annuity benefit that could be paid to the Participant and his or her spouse under the provisions of the Qualified Plan, and which may from time to time change as a result of the operation of the Limitations in the Qualified Plan.

          (u) Late Retirement means retirement by an Employee who has at least five (5) Years of Credited Benefit Service and satisfies the SERP eligibility requirements of Article III and retires on the Employee's Late Retirement Date, as consented to in writing by the Chairman.

          (v) Late Retirement Date, for purposes of paying a SERP Benefit, means a specified date occurring on the first day of a month after the Employee's Normal Retirement Date to which the Chairman has consented. Before a date may be treated as a Late Retirement Date for purposes of the EDS SERP, such date shall have been agreed to by the Employee and consented to in writing, by the Chairman on behalf of the Company, as the Employee's Late Retirement Date. However, once a Late Retirement Date is determined in accordance with the requirements herein, the Late Retirement Date may be an earlier or later date requested by the Employee and consented to by the Chairman, or otherwise specified by the Chairman, which is the first day of any month prior to or after a previously specified Late Retirement Date and after the Normal Retirement Date. In no event may the Chairman approve his own Late Retirement Date. Accordingly, if the Chairman wishes to retire late, then only the EDS Compensation and Benefits Committee shall have authority to give its written consent to the Chairman's Late Retirement Date on behalf of the Company.

              Nothing contained in the EDS SERP is to be construed as in any way obligating the Chairman or the EDS Compensation and Benefits Committee or the Company to giving consent to an Employee's request to retire late with a benefit from the EDS SERP. The Company reserves to the Chairman and to the EDS Compensation and Benefits Committee the right to deny any requests to approve a Late Retirement Date for any Employee.

              Notwithstanding anything to the contrary herein, this EDS Supplemental Executive Retirement Plan is only to be construed as requiring the compulsory retirement of certain Employees, who (i) have attained sixty-five (65) years of age and who (ii) for the two-year period immediately before retirement are employed in a bona fide executive or high policymaking position, on either their respective Normal Retirement Date or Late Retirement Date (if a Late Retirement Date has been established for such Employee) as a precondition to the Employee's maintenance of eligibility for receipt of SERP Benefits on retirement under this EDS SERP provided each such Employee is entitled to an immediate nonforfeitable annual retirement benefit from a pension, profit-sharing, savings or deferred compensation plan or any combination of such plans, as may be provided by EDS and all other members of the controlled group of which Electronic Data Systems Corporation is a part, which equals in the aggregate, at least $44,000 or such other amount as is provided by statute at the time any such Employee reaches his or her respective Normal Retirement Date or Late Retirement Date, if a Late Retirement Date has been established for the Employee.

          (w) Normal Retirement shall mean retirement by an Employee who satisfies the SERP Benefit eligibility requirements of Article III and retires on the Employee's Normal Retirement Date.

          (x) Normal Retirement Age is the age of the Employee on the date on which the following three conditions are first all satisfied: (i) that the Employee shall have reached his or her sixty-fifth (65th) birthday and (ii) that the sum of the Employee's age plus the Employee's Years of Credited Service shall be equal to or greater than seventy (70) years; and (iii) that such Employee shall have at least five (5) Years of Credited Benefit Service.

          (y) Normal Retirement Date shall be a date which is the first day of the month that falls on or immediately after the date on which the Employee shall have attained his or her Normal Retirement Age.

              Notwithstanding anything to the contrary herein, this EDS Supplemental Executive Retirement Plan is ONLY to be construed as requiring the compulsory retirement of certain Employees, who (i) have attained sixty-five (65) years of age and who (ii) for the two-year period immediately before retirement are employed in a bona fide executive or high policymaking position, on either their respective Normal Retirement Date or Late

     Retirement Date (if a Late Retirement Date has been established for such Employee) as a precondition to the Employee's maintenance of eligibility for receipt of SERP Benefits on retirement under this EDS SERP provided each such Employee is entitled to an immediate nonforfeitable annual retirement benefit from a pension, profit-sharing, savings or deferred compensation plan or any combination of such plans, as may be provided by EDS and all other members of the controlled group of which Electronic Data Systems Corporation is a part, which equals in the aggregate, at least $44,000 or such other amount as is provided by statute at the time any such Employee reaches his or her respective Normal Retirement Date or Late Retirement Date, if a Late Retirement Date has been established for the Employee.

          (z) Participant means an Employee who has retired under the EDS SERP and is eligible to participate pursuant to Section 3.1 hereof and is not ineligible to participate pursuant to Section 3.2.

          (aa) Pensionable Pay for any given Plan Year, Pensionable Pay is an amount equal to the sum of both the base salary paid in the Plan Year and the annual Executive Bonus Plan bonus that is awarded in respect of that Plan Year under the auspices of the EDS Compensation and Benefits Committee to certain Employees whose annual Executive Bonus Plan bonus awards are approved, either in individual amount or in aggregate amount by the EDS Compensation and Benefits Committee. Pensionable Pay shall not include any amounts paid from the EDS Stock Incentive Plan.

          (ab) Plan Administrator means EDS or such other person or entity as duly appointed by the EDS Compensation and Benefits Committee to act in such role.

          (ac) Plan Year means the 12-consecutive calendar month period ending December 31 of each year.

          (ad) Qualified Plan means the EDS Retirement Plan as adopted by the Company and amended from time to time.

          (ae) Qualified Plan Benefit shall mean the hypothetical single life annuity benefit that would be payable to the Participant during a twelve
     (12) consecutive month period from the Qualified Plan, assuming the Participant was never married and has no court order affecting his or her benefit, as further discussed below.

          For purposes of the EDS SERP, any reductions in the benefits payable from the Qualified Plan because the Participant may have actually elected to receive his or her benefit in a different form or because the benefit may be reduced on account of amounts which may be payable or are being paid to an alternate payee pursuant to Code Section 414(p), shall be ignored when computing the SERP Benefit, and shall not effect the amount of a Participant's Qualified Plan Benefit. Under no circumstances shall the payment of any benefit to an alternate payee pursuant to a qualified domestic relations order ("QDRO") work to increase or decrease any SERP Benefit to an amount other than that which would be payable hereunder if there were not a benefit payable to such alternate payee. Subject to the foregoing, the Qualified Plan Benefit is to be calculated pursuant to the pension benefit computation formulas of the Qualified Plan, as such formulas are in effect either (a) at the time of the Participant's retirement under the EDS Supplemental Executive Retirement Plan; or, (b) at the Participant's death, in the event of the Employee's death before his or her retirement under the EDS SERP, provided such Participant had attained his or her Earliest Potential Retirement Age on or before his or her death, and as they may be in effect from time to time thereafter to the extent they would be determinative of the Qualified Plan benefit that could be payable from time to time to the Participant or Eligible Spouse.

          (af) Retirement Date means either the Early Retirement Date, Normal Retirement Date or the Late Retirement Date as the case may be.

          (ag) Social Security Retirement Age means age sixty-five (65) for Employees born before 1938, age sixty-six (66) for Employees born after 1937 and prior to 1955, and age sixty-seven (67) for Employees born after 1954.

          (ah) Social Security Taxable Wage Base means the contribution and benefit base in effect under Section 230 of the Social Security Act as of the first day in each Plan Year.

          (ai) Targeted Pension, sometimes hereinafter called Targeted Pension At Normal Retirement, is composed of the sum of the single life pension annuity benefits, as calculated in accordance with Section 4.2, that could be payable over a twelve (12) consecutive month period, from both the Qualified Plan and the EDS SERP, to an Employee who retires on his or her Normal Retirement Date under the assumptions that the Employee was never married, has no outstanding QDROs affecting his or her Qualified Plan benefits, and elects to receive his or her Qualified Plan benefits as a single life annuity.

          (aj) Targeted Pension Reduced At Early Retirement is composed of the sum of the single life pension annuity benefits, as calculated in accordance with Section 4.3, that could be payable over a twelve (12) consecutive month period, from both the Qualified Plan and the EDS SERP, to an Employee who retires on his or her Early Retirement Date with Company consent under the assumptions that the Employee was never married, has no outstanding QDROs affecting his or her Qualified Plan benefits, and elects to receive his or her Qualified Plan benefits as a single life annuity.

          (ak) Targeted Pension At Late Retirement is composed of the sum of the single life pension annuity benefits, as calculated in accordance with
     Section 4.4, that could be payable over a twelve (12) consecutive month period, from both the Qualified Plan and the EDS SERP to an Employee who retires on his or her Late Retirement Date with Company consent under the assumptions that the Employee was never married, has no outstanding QDROs affecting his or her Qualified Plan benefits, and elects to receive his or her Qualified Plan benefits as a single life annuity.

          (al) Years of Credited Benefit Service shall mean the number of Years of Credited Benefit Service (but in no event more than a maximum of thirty
     (30) years of the Years of Credited Benefit Service) credited to the Employee pursuant to the provisions of the Qualified Plan as actually in effect on January 1, 1992.

          (am) Years of Credited Service means the number of "years of service" credited to an Employee for purposes of determining such Employee's eligibility for early or normal retirement pursuant to the provisions of the Qualified Plan as actually in effect on January 1, 1992, and reduced by one year for each year during which an Employee did not accrue a "year of service" under the Qualified Plan for reason of unemployment with the Company, long-term disability, an unpaid leave of absence, or any other inactive status.

     2.2 Qualified Plan References. Any references herein to the Qualified Plan shall refer to the provisions of the EDS Retirement Plan as actually in effect as of January 1, 1992, except all references herein to the calculation or determination of Qualified Plan Benefits, and the definition of single life annuity and joint and fifty percent (50%) survivor annuity which could be payable therefrom, shall refer to the controlling provisions of the Qualified Plan as in effect at the time of the Participant's Early Retirement, Normal Retirement or Late Retirement as applicable, and as they may be in effect from time to time thereafter to the extent they would be determinative of the Qualified Plan benefit that could be payable from time to time to the Participants or Eligible Spouse. It is not intended that any Qualified Plan benefit that could be payable is to be calculated or determined in any method or manner other than as set forth in the controlling provisions of the Qualified Plan.

     2.3 Gender or Number. Except when otherwise indicated by the context, any reference to the masculine gender shall also include the feminine gender, or vice versa, and the definition of any term is the singular shall also include the plural, or vice versa.

     2.4 Severability. In the event that any provision of the EDS SERP shall be held invalid or illegal for any reason, any illegality or invalidity shall not affect the remaining parts of the EDS SERP, but the EDS SERP shall be construed and enforced as if the illegal or invalid provision had never been inserted. The EDS Compensation and Benefits Committee shall have the right and opportunity to correct and remedy such questions of illegality or invalidity by amendment as provided herein.

     2.5 Applicable Law. To the extent not controlled by the laws of the United States of America, this EDS Supplemental Executive Retirement Plan shall be governed and construed in accordance with the laws of the State of Texas.

     2.6 Contractual Obligations. The EDS SERP is not an employment contract. It does not give to any person any rights to continued employment with the Company or to continued eligibility to participate in the EDS Executive Bonus Plan. The EDS SERP does not give any person any rights to gain or to maintain eligibility to participate in the EDS SERP at the Normal

Retirement Date or any other date. All Employees remain subject at all times to change of responsibility level, including, but not limited to, loss of Bonus Eligibility, change of job, change of salary, transfer, discipline, layoff, discharge and any other change of employment status without regard for the impact that any change in employment status might have upon an Employee's eligibility to be a Participant in the EDS SERP.


                          ARTICLE III.  PARTICIPATION

     3.1 Participation. At any time after the Effective Date, the following requirements must all be simultaneously satisfied by any Employee in the month prior to commencement of an EDS SERP Benefit:

          (a) be a participant in the EDS Executive Bonus Plan; and

          (b) be in the active employment of the Company; and

          (c) be a participant in the EDS Retirement Plan who has met the eligibility requirements for receipt of benefits from the EDS Retirement Plan that will commence on his or her Retirement Date under the EDS SERP; and

          (d) have completed at least five (5) Years of Credited Benefit Service; and

          (e) have elected to retire from the employment of the Company no later than the Employee's Normal Retirement Date, or if consented to by the Chairman, then no later than the Late Retirement Date, or have foregone the EDS SERP benefits which are available only to those who do, unless such requirement to have retired by such date has been waived in writing and a Late Retirement Date established, in respect of such Employee by the Chairman as required herein; or

          (f) have attained Earliest Potential Retirement Age, on or before the Early Retirement Date for the EDS SERP that has been consented to in writing, on an apriori basis, by the Chairman as the Employee's Retirement Date; provided, however, that in the event the Employee were to die prior to his or her retirement under the terms of the EDS SERP and died leaving an Eligible Spouse, then if such Employee had attained the Earliest Potential Retirement Age on or before the date of the Employee's death, then the Chairman's written consent to the Employee's retirement under the terms of the EDS SERP on the first day of the month on or immediately following the date of the Employee's death shall not be withheld assuming the Employee would otherwise have satisfied all the qualifications for commencement of a SERP benefit.

     3.2  Ineligible Employees.

          (a) No person who has retired from the Company prior January 1, 1992, the date that the EDS SERP became effective, shall be eligible to be a Participant in the EDS SERP and receive an EDS SERP Benefit.

          No person shall be made retroactively eligible to receive SERP Benefits, except any Employees who become eligible on or between the Effective Date and the date of adoption of the EDS SERP.

          (b) No person shall be deemed eligible to be a Participant in the EDS SERP unless he or she shall have been actively employed as an Employee of the Company until at least the month prior to the commencement of his EDS SERP Benefit.

          (c) No EDS SERP Benefit shall vest. Accordingly, no EDS SERP Benefit shall be available to any Employee as a deferred vested benefit, nor may any Employee or former Employee grow into eligibility for an EDS SERP Benefit while a retiree under the Qualified Plan nor while on layoff nor while on any other type of inactive status.

          (d) In addition to the rights reserved to the EDS Compensation and Benefits Committee pursuant to Section 4.10, notwithstanding the fact that an Employee may have satisfied the requirements for participation hereof regarding participation in the EDS SERP, such Employee or his or her Eligible Spouse may nevertheless be deemed to be ineligible to participate or to continue to participate in the EDS SERP and denied benefits hereunder if, upon consideration of the facts and circumstances and any advice or recommendation of the Company, the EDS Compensation and Benefits Committee finds that such Employee has

              (i)   violated any Company policies, or

              (ii) has directly or indirectly competed against the Company (where indirect competition could include, but not be limited to, the Employee's having worked for or with others that compete against the Company or do work that the Company may otherwise have had the opportunity to compete for), or

              (iii) committed a crime or other offense, or

              (iv)  acted in a way considered adverse to the Company, or

              (v) has taken any action, or has omitted to act in such a way, as is considered contrary to the Company's interests.

                 ARTICLE IV.  TARGETED AGGREGATE PENSION LEVEL
                    FOR EXECUTIVES, SERP BENEFIT AND PAYMENT

     4.1 Form of Benefit. The EDS SERP has been created to provide certain Employees with a level of single life pension annuity benefits that would be equal to a Targeted Aggregate

Pension Level for Executives ("Targeted Pension"). The Targeted Pension is to be calculated in accordance with Section 4.2 hereof, on the assumption that the Employee retires on his or her Normal Retirement Date with a single life annuity.

     On an exception basis, the Chairman may grant the Company's consent for an Employee who has reached his or her Earliest Potential Retirement Date to retire prior to the Normal Retirement Date with eligibility to receive a Targeted Aggregate Pension Level for Executives Reduced At Early Retirement ("Targeted Pension Reduced At Early Retirement"). The Targeted Pension Reduced At Early Retirement is to be calculated in accordance with Section 4.3 hereof. Like the Targeted Pension, the Targeted Pension Reduced At Early Retirement is also a single life pension annuity benefit but it is a reduced form of the Targeted Pension since it is payable before the Normal Retirement Date as a single life annuity.

     On an exception basis, the Chairman may grant the Company's consent for an Employee who is about to reach Normal Retirement Age to continue working for the Company past his or her Normal Retirement Date until a Late Retirement Date specified by the Chairman without the Employee automatically foregoing eligibility for EDS SERP Benefits hereunder. In such event, the Employee retiring on his or her Late Retirement Date may receive a single life pension annuity benefit that would be equal a Targeted Aggregate Pension Level for Executives At Late Retirement calculated in accordance with Section 4.4 hereof, on the assumption that the Employee retires on his or her Late Retirement Date with a single life annuity.

     If the Employee has an Eligible Spouse then, subject to Section 4.9, the Employee may elect payment in the form of a Joint and Fifty Percent (50%) Survivor Annuity SERP Benefit At Normal Retirement, Joint and Fifty Percent (50%) Survivor Annuity SERP Benefit At Late Retirement or Joint and Fifty Percent (50%) Survivor Annuity SERP Benefit Reduced At Early Retirement.

     4.2 Targeted Aggregate Pension Level for Executives at Normal Retirement, or Targeted Pension, is the total annualized EDS pension benefit that would be created by the addition of (i) a non-qualified SERP Benefit to (ii) the Employee's Qualified Plan Benefit that could be payable at Normal Retirement.

Targeted Aggregate Pension Level for Executives
- -----------------------------------------------

     The Targeted Pension which shall be payable commencing at Normal Retirement Date in a single life annuity form shall be equal to (1) less (2) where (1) and
(2) are:

          (1) 1.67% of the Employee's Final Average Pay multiplied by the Employee's Credited Benefit Service (not to exceed thirty (30)).

          (2) Twenty-two and five-tenths percent (22.5%) of the Employee's Final Average Pay not in excess of the Employee's Integration Level. If the Employee's Social Security Retirement Age is sixty-six (66), the twenty-two and five-tenths percent (22.5%) is reduced to twenty-one percent (21%). If the Employee's Social Security Retirement Age is sixty-seven (67), the twenty-two and five-tenths percent (22.5%) is reduced to nineteen and five-tenths percent (19.5%). All multiplied by an amount equal to the Employee's Credited Benefit Service (not to exceed thirty (30)) divided by thirty (30).

The amount of the Targeted Pension, as calculated pursuant to the above formula, shall in all events be subject to the following limitations:

          (a) The amount of the Targeted Pension, as determined by the above formula, shall be capped or limited, if and to the extent necessary, so that on an annualized basis, the Targeted Pension shall not exceed an amount equal to the highest annual base salary the Participant received in any Plan Year as an Employee of the Company during the ten (10) Plan Year period which immediately precedes the Participant's retirement under the EDS SERP; and

          (b) The Years of Credited Benefit Service, which are used in the above formula to calculate the Targeted Pension before the application of the aforementioned cap on the size of the Targeted Pension, shall in no event exceed 30 years.

          (c) The amount of any SERP Benefit which may be payable hereunder, shall be limited, if and as necessary, so that the sum of (i) all supplemental retirement plan benefits (including, but not limited to any SERP Benefit hereunder) and (ii) all benefits from a qualified defined benefit plan, together with any non-qualified excess plan benefits as are based upon a qualified plan's defined benefit formulas, that are payable to the Participant (in respect of service to all members of the controlled group) shall not exceed the Targeted Pension that would be payable under the EDS SERP under the assumption that all of the Participant's pensionable service to all members of the controlled group had been rendered, instead, to EDS alone (the "SERP Limitation Determination"). In making such SERP Limitation Determination, if any of such defined benefits, as are payable to the Participant by other members of the controlled group, are being paid in any form other than the same form as the Targeted Pension (i.e., in other than either a single pension annuity or a Joint and Fifty Percent (50%) Survivor Annuity) whichever has been used for calculating the EDS Serp Benefit payable hereunder, such defined benefits as are in payment from time to time by other members of the controlled group in different form shall be restated as an annuity payable in the same Actuarially Equivalent form as would be assumed payable under this EDS SERP before the above SERP Limitation Determination is made. Whenever an actuarial conversion is required in order to restate the form of the defined pension benefits actually being paid by other members of the controlled group as the Actuarially Equivalent annuity having the same form as the Targeted Pension that forms the basis for determination of the SERP Benefit in payment hereunder, the Actuarially Equivalent annuity shall be determined using the actuarial methodology prescribed in Section 2.1(a) hereof; provided, however, that if any defined benefits actually being paid to the Participant, or Eligible Spouse, by other members of the controlled group are being paid as either a single life pension annuity, when the EDS SERP Benefit is payable as the difference between two single life annuities, or as a Joint and Fifty Percent (50%) Survivor Annuity, when the EDS SERP Benefit is payable as the difference between two Joint and Fifty Percent (50%) Survivor Annuities, no such actuarial conversion will be required prior to making the SERP Limitation Determination.

     4.3 Targeted Aggregate Pension Level for Executives Reduced At Early Retirement ("Targeted Pension Reduced At Early Retirement").\\ When an Employee is permitted to retire early with SERP Benefit eligibility, the first step in the computational process which must be followed to determine the single life annuity benefit herein called the Targeted Pension Reduced At Early Retirement is to calculate the Targeted Pension which would be payable at the Employee's Normal Retirement Date, pursuant to the computational methodology of Section 4.2 hereof, with the Employee's service and compensation history with the Company to the Early Retirement Date being treated as if it were a service and compensation history to Normal Retirement Date. Once the Targeted Pension has been determined on this basis, the Targeted Pension Reduced At Early Retirement is to be calculated by reducing the Targeted Pension by 4% or a prorata fraction thereof, if any, for each year and fraction thereof, if any, that the Employee's Early Retirement Date, as consented to by the Chairman on behalf of the Company, is earlier than the Employee's Normal Retirement Date. Provided, however, that before the above described 4% reductions are applied to the Targeted Pension to determine the Targeted Pension Reduced At Early Retirement, the Targeted Pension will have been computed and capped, if necessary, as provided in Section 4.2, based upon the service, salary and bonus history that the Employee has as of his Early Retirement Date.

     4.4 Targeted Aggregate Pension Level for Executives At Late Retirement. When an Employee is permitted to retire late with SERP Benefit eligibility, the computational methodology of Section 4.2 hereof shall be used to calculate the single life annuity benefit called the Targeted Pension At Late Retirement recognizing that the Employee is retiring under the EDS SERP on his or her Late Retirement Date with his or her Targeted Pension based upon his or her service and compensation history with the Company to the Late Retirement Date instead of to the Normal Retirement Date. Accordingly, the Targeted Pension At Late Retirement is computed pursuant to Section 4.2 with the sole substitution being the use of Late Retirement for each reference to Normal Retirement.

     4.5 EDS SERP Benefits At Normal Retirement. Normal Retirement under the EDS SERP is retirement from the Company with SERP Benefit eligibility on the Employee's Normal Retirement Date. The SERP Benefit payable, if any, to an Employee upon Normal Retirement is a single life pension annuity that would be payable on the first of each month, beginning on the Employee's Normal Retirement Date, and continuing monthly thereafter for the remainder of the Employee's lifetime. The SERP Benefit, upon Normal Retirement, will be payable in a monthly amount equal to one-twelfth (1/12th) of the single life pension annuity benefit which is calculated as follows:

                     Targeted Pension At Normal Retirement

     (LESS)      Qualified Plan Benefit payable commencing at Normal Retirement

     (EQUALS)    SERP Benefit commencing at Normal Retirement

     The SERP Benefit commencing at Normal Retirement may from time to time change as a result of the operation of the Limitations in the Qualified Plan.

     4.6 EDS SERP Benefit At Early Retirement. The SERP Benefit payable, if any, to a Participant upon Early Retirement is a single life pension annuity that would be payable on the first of each month, beginning on the Employee's Early Retirement Date, and continuing monthly thereafter for the remainder of the Employee's lifetime. The SERP Benefit upon Early Retirement will be payable in a monthly amount equal to one-twelfth (1/12th) of the single life pension annuity benefit which is calculated as follows:

                 Targeted Pension Reduced At Early Retirement

     (LESS)      Qualified Plan Benefit payable commencing at Early
                 Retirement

     (EQUALS)    SERP Benefit commencing at Early Retirement

     The SERP Benefit commencing at Early Retirement may from time to time change as a result of the operation of the Limitations in the Qualified Plan.

     4.7 EDS SERP Benefit At Late Retirement. Late Retirement under the EDS SERP is retirement from the Company with SERP Benefit eligibility on the Employee's Late Retirement Date. The SERP Benefit payable, if any, to a Participant upon Late Retirement is a single life pension annuity that would be payable on the first of each month, beginning on the Employee's Late Retirement Date, and continuing monthly thereafter for the remainder of the Employee's lifetime. The SERP Benefit upon Late Retirement, will be payable in a monthly amount equal to one-twelfth (1/12th) of the single life pension annuity benefit which is calculated as follows:

                 Targeted Pension at Late Retirement

     (LESS)      Qualified Plan Benefit payable commencing at Late Retirement

     (EQUALS)    SERP Benefit commencing at Late Retirement

     The SERP Benefit commencing at Late Retirement may from time to time change as a result of the operation of the Limitations in the Qualified Plan.

     4.8 Pre-Retirement Survivor SERP Benefit. If a Participant dies while employed with the Company and has satisfied the eligibility requirements set forth in Section 3.1 and, but for dying before retiring, could be otherwise eligible to receive a SERP Benefit Reduced at Early Retirement, or SERP Benefit At Normal Retirement, or SERP Benefit At Late Retirement, then on the first month following such Participants' death, the Eligible Spouse of such Participant shall receive a benefit hereunder equal to the fifty percent (50%) survivor portion of the Joint and Fifty Percent (50%) Survivor Annuity SERP Benefit At Normal Retirement, Joint and Fifty Percent (50%) Survivor Annuity SERP Benefit At Late Retirement or Joint and Fifty Percent (50%) Survivor Annuity SERP Benefit Reduced At Early Retirement, as applicable to which the Participant would have been entitled had such Participant retired with the consent of the Chairman in the case of Early Retirement or Late Retirement, as of the date of the Participant's death ("Pre-Retirement Survivor SERP Benefit"). A Pre-Retirement Survivor SERP Benefit shall be paid to the Participant's surviving Eligible Spouse in the form of a monthly annuity, as calculated in accordance with this Section, for the life of the Eligible Spouse commencing on the first day of the first month following the Participant's death. No payment shall be made to an Eligible Spouse in accordance with this Section if, as of the date of the Participant's death, such Participant would be deemed ineligible to participate in the Plan pursuant to Section 3.2.

     4.9 Payment. Any SERP Benefit shall be payable only in the form of either a Joint and Fifty Percent (50%) Survivor Annuity as calculated in this Article IV, or a single life annuity as calculated in this Article IV. Either form of payment shall be subject to approval by the Plan Administrator. However, a Participant who is not married to an Eligible Spouse on his or her Early Retirement Date, Normal Retirement Date or Late Retirement Date, shall only receive SERP Benefits in the form of a single life annuity. Participants who may elect to receive a SERP Benefit from either of the two (2) payment options above shall make such election in accordance with the procedures and policies from time to time established by the Plan Administrator.

          Notwithstanding anything to the contrary herein, if the Qualified Plan Benefit which could be payable to a Participant or his or her Eligible Spouse is increased, or decreased, then the SERP Benefit payable hereunder shall be decreased or increased to such amount so that the SERP Benefit equals the then difference between the applicable Targeted Pension and the Qualified Plan Benefit. Any payment made hereunder shall be subject to the annual verification of the continued eligibility, and the payments hereunder may be suspended or terminated for failure to provide the information deemed necessary by the Plan Administrator for the verification process. The Plan Administrator shall provide the EDS Compensation and Benefits Committee with written certification of Participants' continuing eligibility at least once during each Plan Year.

     4.10 Reduction Suspension or Elimination of Benefits. The EDS Compensation and Benefits Committee, in its sole discretion, may at any time reduce, suspend or eliminate any SERP Benefit otherwise payable to an Employee or Participant or an Eligible Spouse. Any such reduction, suspension or elimination of SERP Benefits payable hereunder to an Employee or Participant shall automatically apply to any benefits that would be payable hereunder to Participant's Eligible Spouse. However, any decision to reduce, suspend or eliminate a benefit for reason of a Participant's employment with a competitor of the Company or because of actions considered inimical or detrimental to the best interests of the Company, shall be made by the EDS Compensation and Benefits Committee after consideration of the facts and circumstances of the situation and any advice and recommendations received from the Chairman.

     4.11 Contingent Rights. No Employee shall have a vested or future interest in, or entitlement to, any benefits from the Plan, nor are any benefits which might be payable hereunder guaranteed nor shall any benefits accrue on behalf of any Employee or Participant. As a non-qualified Plan, any benefit herefrom is made subject to the conditions precedent as set forth herein and to the rights reserved herein by the EDS Compensation and Benefits Committee to reduce, suspend, or eliminate benefits hereunder, to terminate or amend the Plan, and the EDS Compensation and Benefits Committee's discretionary authority to deem any Employee ineligible hereunder.

                           ARTICLE V.  ADMINISTRATION

     5.1 Administration. EDS shall be the Plan Administrator. The Plan Administrator shall have the authority which is expressly stated in this Plan as being delegated and empowered to the Plan Administrator and shall have the authority to administer and interpret the Plan according to Plan provisions and as directed by the EDS Compensation and Benefits Committee.

     5.2 Administration Committee. The Plan Administrator may appoint an Administration Committee to handle the day-to-day administration of the Plan. The Administration Committee shall have the authority of the Plan Administrator to the extent the Plan Administrator has delegated its authority to it. A majority of the members of the Administration Committee shall constitute a quorum and the acts of a majority of the members present, or acts approved in writing by a majority of the members without a meeting, shall be the acts of the Administration Committee. Members of the Administration Committee may resign with thirty (30) days' written notice to the Plan Administrator or may be removed by the Plan Administrator at any time, whereupon a successor Administration Committee member may be appointed by the Plan Administrator.

     5.3 Finality of Determination. Determinations of the Plan Administrator as to any disputed questions arising under this Plan, including questions of construction and interpretation shall be final, binding, and conclusive upon persons. All determinations reserved for the EDS Compensation and Benefits Committee herein shall be final, binding and conclusive upon all persons.

     5.4 Expenses. The expenses of administering the Plan shall be borne by the Company.

                ARTICLE VI.  MERGER, AMENDMENT, AND TERMINATION

     6.1 Merger, Consolidation, or Acquisition. In the event of a merger, consolidation, or acquisition where the Company is not the surviving corporation, unless the successor or acquiring corporation shall elect to continue and carry on the Plan, this Plan shall terminate and all benefits hereunder shall cease.

     6.2 Amendment and Termination. The EDS Compensation and Benefits Committee may amend, modify, or terminate the Plan at any time, expressly including the making of retroactive amendments. In the event of an amendment or termination of the Plan pursuant to this Section, the EDS Compensation and Benefits Committee may provide that no benefit payments will be made to any Participant or Eligible Spouse after the effective date of such amendment or termination, or may provide that some or all of the benefits under the Plan shall continue to be an obligation of the Company to be paid as provided under
Section IV (Payments).

                     ARTICLE VII.  MISCELLANEOUS PROVISIONS

     7.1 Funding. Payments hereunder shall not be pre-funded by the Company and when benefits become payable shall be paid in cash from the general assets of the Company. No Participant, Employee, or any other person shall have any right, title, or interest whatsoever in or to, or any preferred claim in or to, any investment reserves, accounts, or funds that the Company may purchase, establish, or accumulate to aid in providing the payments described in this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust or a fiduciary relationship of any kind between the Company and a Participant, Employee, or any other person.

     7.2 Tax Withholding. The Company may withhold or cause to be withheld from any benefit payment any withholding or other taxes required to be withheld with respect to such payment and such sum as the Company may reasonably estimate as necessary to cover any withholding or other taxes which may be due and owing as a result of any Plan benefit or the creation or maintenance of this Plan. In addition, the Company may withhold or cause to be withheld from any benefit payment any amounts payable to or through the Company, including, but not limited to, insurance premium charges.

     7.3 Other Plans. No benefit payable hereunder shall be deemed compensation to the Participant for the purposes of computing benefits to which such Participant may be entitled under the Retirement Plan or any other plan or arrangement of the Company for the benefit of its employees.

     7.4 Anti-assignment and Nontransferability. An Employee, Participant, Eligible Spouse or other person shall have no rights, by way of anticipation or otherwise, to assign or otherwise dispose of any interest under this Plan, nor shall rights be assigned or transferred by operation of law. No Plan benefits hereunder may be assigned or made subject to a qualified domestic relations order pursuant to Code Section 414(p).

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed and adopted by its duly authorized officers on this ____ day of ________, 1996.

                                       ELECTRONIC DATA SYSTEMS CORPORATION


                                       By:
                                          -------------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------


AGREED AND ATTESTED:

EDS COMPENSATION AND BENEFITS COMMITTEE



- ----------------------------------
Secretary